UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York		10577
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 22, 2008, Nutrition 21, Inc. (“Nutrition 21” or the “Company”) received a letter from The Nasdaq Stock Market ("NASDAQ") stating that NASDAQ has decided to temporarily suspend enforcement of the bid price and market value of publicly held shares requirements, given the extraordinary current market conditions. As a result, the Company will now have until March 26, 2009 to regain compliance with the minimum bid price requirement.

On October 16, 2008, NASDAQ filed an effective rule change with the Securities and Exchange Commission to implement the suspension immediately. As a result, all companies, including Nutrition 21, who are presently in a bid price or market value of publicly held shares compliance period, will remain at that same stage of the process and will not be subject to being delisted for these concerns. These rules will be reinstated on Monday, January 19, 2009, and the first relevant trade date will be Tuesday, January 20, 2009.

As of October 16, 2008, Nutrition 21 had 66 calendar days remaining within its compliance period. Therefore, upon reinstatement of the rules, the Company will still have this number of days, or until March 26, 2009, to regain compliance. Nutrition 21 can regain compliance, either during the suspension or during the compliance period resuming after the suspension, by achieving a $1 closing bid price for a minimum of 10 consecutive trading days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc.
(Registrant)

Date: October 28, 2008	By:	/s/ Michael A. Zeher
Michael A. Zeher
President & Chief Executive Officer